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Exhibit 23




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accounts, we hereby consent to the incorporation by reference of our report dated January 23, 1995, included in this Form 8-K, into the Company's previously filed registration Statement on Form S-4 File No.
33-57381.


ARTHUR ANDERSEN LLP



Chicago, Illinois
February 13, 1995